                                                                    Exhibit 10.9

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                  EXECUTION COPY

                            MASTER SERVICES AGREEMENT

     This Master Services Agreement (the "Agreement") is made and entered into this 25th day of July, 2005 (the "Effective Date"), by and between AAI Development Services, a division of aaiPharma Inc. ("AAI DS") having a place of business at 2320 Scientific Park Dr., Wilmington, NC 28405 and Xanodyne Pharmaceuticals, Inc., a Delaware corporation ("Purchaser") having a place of business at 7300 Turfway Road, Suite 300, Florence, KY 41042. Purchaser and AAI DS are referred to singly as "Party" and jointly as "Parties" throughout this Agreement.

                                   BACKGROUND:

     A. aaiPharma Inc., aaiPharma LLC and Purchaser entered into that certain Asset Purchase Agreement dated the 6th day of May, 2005, as amended as of June 7, 2005 and July 18, 2005 (the "APA").

     B. It is a condition precedent to the Closing that the Parties enter into this Agreement.

     C. AAI DS is in the business of providing (i) analytical services (MD/MV), analytical (routine), RTP special analytical services, raw material laboratory services, physical chemistry testing, stability services (stability setup, protocol development, storage, analytical testing, and photostability studies), biotechnology testing, microbiology services, bioanalytical services, formulation development, specialized manufacturing (pilot scale and clinical trial material), project management for the aforementioned services, management of bioavailability/bioequivelance (BA/BE) Phase I clinical trials (including clinical supplies distribution, pallet storage, study project management, data management statistics, biostatistics, medical affairs assistance and pharmacovigilence assistance) (collectively, "Base Services"); (ii) quality control and assurance assistance (including stability studies oversight and batch record review), medical affairs assistance and pharmacovigilence assistance and regulatory reporting assistance services (collectively, the "Additional Services"); and (iii) management of Phase II, III and IV clinical trials (including study project management, data management, biostatistics, medical affairs assistance and pharmacovigilence assistance) (collectively, the "Additional Clinical Trial Services," and together with the Base Services and the Additional Services, the "Services").

     D. Purchaser considers the proposed work as critical to its success and requires that all work performed under this Agreement meet generally accepted industry standards of quality. Purchaser desires to obtain such Services from AAI DS throughout the Term (as defined below) of this Agreement in accordance with the terms set forth herein and in accordance with a defined specification and scope of work to be mutually agreed upon by the Parties in writing, including any change orders, as further described below (each hereinafter a "Service Contract").

     E. On May 10, 2005, aaiPharma Inc. and certain of its domestic affiliates (collectively the "Debtors") filed for chapter 11 bankruptcy protection (the "Bankruptcy Cases") in the Bankruptcy Court for the District of Delaware (Case No. 05-11341).

     F. The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(2) and 1108 of the Bankruptcy Code.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth hereinafter and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                               SCOPE OF AGREEMENT

     1.1 Unless it does not have the expertise or resources, as determined by Purchaser and AAI DS collectively in the exercise of their reasonable judgment, AAI DS will be engaged to perform one hundred percent (100%) of Purchaser's requirements for Base Services for the Term with respect to (i) the Marketed Products, the Lifecycle Products and the New Products, and (ii) pursuant to
Section 3.4 of the APA, any Pain Products containing (a) diclofenac and/or propoxyphene or (b) an opioid/APAP combination or an opioid/NSAID combination that Purchaser decides to independently develop (collectively, the "Independent Pain Products," together with the Marketed Products, the Lifecycle Products and the New Products, the "Services Products"). Notwithstanding the foregoing, should AAI DS and Purchaser not be in agreement with respect to whether AAI DS has the expertise or resources to perform the duties requested, Purchaser shall make final determination as to which Services are performed by AAI DS, using Purchaser's reasonable judgment. For avoidance of doubt, Purchaser must engage AAI DS to perform the Base Services, provided it is deemed to have the proper expertise and resources, even though Purchaser has the ability and/or expertise to perform such Base Services on its own behalf by Purchaser's employees.

     1.2 Unless it does not have the expertise or resources, as determined by Purchaser and AAI DS collectively in the exercise of their reasonable judgment, AAI DS will be engaged to perform 100% of Purchaser's requirements for Additional Services for the Term with respect to Services Products. Notwithstanding the foregoing, should AAI DS and Purchaser not be in agreement with respect to whether AAI DS has the expertise or resources to perform the duties requested, Purchaser shall make final determination as to which Services are performed by AAI DS, using Purchaser's reasonable judgment. For avoidance of doubt, unlike with respect to the Base Services, Purchaser is not required to engage AAI DS to perform the Additional Services if Purchaser wishes to perform such Additional Services on its own behalf by Purchaser's employees.

     1.3 Unless it does not have the expertise or resources, as determined by Purchaser and AAI DS collectively in the exercise of their reasonable judgment, AAI DS will be engaged to perform 100% of Purchaser's requirements for Additional Clinical Trial Services for the Term with respect to Services Products; provided, however, that (i) for avoidance of doubt, Purchaser


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must engage AAI DS to perform the Additional Clinical Trial Services even though
Purchaser has the ability and/or expertise to perform such Additional Clinical Trial Services on its own behalf by Purchaser's employees, provided however that if, taking into account the nature of the project and the capabilities of AAI
DS, Purchaser can reasonably demonstrate the greater likelihood of success of the project or a greater economic benefit to both Parties, Purchaser will be permitted to conduct the applicable clinical trial using either internal resources or a third party, and (ii) in the event Purchaser exercises its rights to conduct the applicable clinical trial using either internal resources or a third party under clause (i) of this Section 1.3 with respect to a Services Product and Sellers are entitled to a royalty under the APA with respect to such Services Product, Sellers shall be entitled to receive the royalty as if Sellers or their respective Subsidiaries developed such Services Product all the way up to commercialization. Notwithstanding the foregoing, in no event will Purchaser use a price quoted by AAI DS to solicit competitive bids for Additional Clinical Trial Services. Notwithstanding the foregoing, should AAI DS and Purchaser not be in agreement with respect to whether Purchaser can reasonably demonstrate the greater likelihood of success of the project or a greater economic benefit to both Parties by having the clinical trials performed by internal resources or a third party, Purchaser shall make such final determination, using Purchaser's reasonable judgment.

     1.4 The Parties hereby agree to enter into a Service Contract for each engagement of the performance of Services. Each Service Contract shall include, among other things, the scope of the Services to be performed, the fees to be paid by Purchaser to AAI DS for the performance of the Services, and the payment schedule for those fees. Service Contracts shall be in the form set forth in Exhibit B attached hereto and incorporated herein by reference.

     1.5 Services provided by AAI DS shall comply in all material respects with Applicable Laws.

     1.6 The Parties understand that AAI DS shall use commercially reasonable efforts to initiate, conduct and complete the Services as set forth in a Service Contract in a timely fashion. Purchaser understands and agrees that completing the Services as set forth in the Service Contract assumes the full cooperation of Purchaser as well as other third parties.

                                   ARTICLE II

                             PROJECT IMPLEMENTATION

     2.1 The execution of a Service Contract shall authorize AAI DS to proceed under the terms and conditions of this Agreement and such Service Contract.

     2.2 AAI DS shall use commercially reasonable efforts to anticipate the scope of activities necessary to complete Services established by a Service Contract. However, Service Contracts constitute both Parties' informed estimate of those Services necessary to satisfactorily complete the project and are based upon the Parties' then current knowledge of the factual situation as well as the then current regulatory environment. Therefore, the scope of proposed Services (and the related fees and timeline) may require modification of the Service Contract during the course of performance. In the event additional or different Services are required, AAI DS shall notify Purchaser immediately and shall not be authorized or required to perform such modified Services unless and until Purchaser requests such modification in writing, and AAI DS agrees in writing, to perform such additional or different Services. If AAI DS does not have the expertise or resources or is otherwise unable to perform the Services as modified, as determined by Purchaser and AAI DS collectively in the exercise of their reasonable judgment, Purchaser may utilize a third party for the performance of such modified Services. Notwithstanding the foregoing, should AAI DS and Purchaser not be in agreement with respect to whether AAI DS has the expertise or resources or is otherwise unable to perform the Services as modified, Purchaser shall make final determination as to which Services are performed by AAI DS, using Purchaser's reasonable judgment. If AAI DS is willing to provide such additional or different Services, AAI DS shall promptly acknowledge Purchaser's written authorization by issuing a change order for such additional or different Services.

     2.3 Purchaser shall have the right to review and approve the qualifications of all personnel AAI DS assigns to perform work under this Agreement and any Service Contract, such approval not to be unreasonably withheld or delayed. Purchaser shall also have the right to designate, for good cause, that any such personnel be removed or replaced. AAI DS may also replace personnel when necessary and appropriate.

     2.4 AAI DS will use commercially reasonable efforts to complete the agreed upon Services within the limits set forth in the executed Service Contract. The Parties will agree upon target timelines for completion of the Services. However, the Parties recognize that the Services to be provided hereunder are not subject to precise advance determination, unless otherwise stated in the Service Contract or otherwise. To the extent there is any discrepancy between the provisions of this Agreement and a Service Contract, the terms and conditions of this Agreement shall govern.

     2.5 Acceptance will occur when deliverables under an applicable Service Contract meet the agreed upon acceptance criteria as described in the applicable Service Contract. If the deliverables do not meet the acceptance criteria when they are offered by AAI DS to Purchaser for acceptance, Purchaser will give AAI DS detailed written notification of the deficiency or non-conformance within thirty (30) days after receipt of the applicable deliverable. AAI DS then shall, within thirty (30) days of receipt of such written notification, either correct the deficiency or non-conformance or provide Purchaser with a plan reasonably acceptable to Purchaser for correcting that deficiency or non-conformance. If the deficiency or non-conformance is not corrected or if an acceptable plan is not established during such period, then, upon request by Purchaser, AAI DS shall refund Purchaser all fees paid by Purchaser relating to such deliverable as specified in the applicable Service Contract.

     2.6 The Parties agree that all disputes between them relating to this Agreement shall be submitted for informal resolution to their respective chief executive officers and any remaining dispute shall be submitted to a panel of three arbitrators, with each Party choosing one panel member and the third member (the "Third Member") chosen by the first two panel members. The Third Member will be experienced in pharmaceutical development services. The proceedings shall be conducted in accordance with the Commercial Dispute Resolution Procedures (the "CDRP") of the American Arbitration Association and shall be conducted in a location mutually acceptable to the Parties. The award of the arbitrators shall include a written explanation of their decision, shall be limited to remedies otherwise available in court and shall

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be binding upon the Parties and enforceable in any court of competent jurisdiction. The panel will set and follow an expedited schedule for the proceeding so that the panel's final decision and explanation will be issued not later than 45 days after engagement of the services of the Third Member (unless extended by mutual agreement of the Parties or by the panel), and shall utilize "Expedited Procedures" (as defined in the CDRP). The losing party shall pay the costs of any such arbitration, which costs shall not be Out-of-Pocket Expenses (as defined in Section 3.7.)

                                   ARTICLE III

                          PAYMENT FOR SERVICES RENDERED

     3.1 The initial prices for the Services are set forth on Exhibit A (the "Purchase Prices"). Purchaser agrees to pay for Services according to the applicable Service Contract. A deposit of [**]% of the projected cost of each project shall be due upon the signing of the applicable Service Contract.

     3.2 AAI DS may increase the Purchase Prices effective as of each January 1 during the Term by the amount equal to the percentage change in the Producers Price Index, Drugs and Pharmaceuticals, Preparations, ethical (prescription) (Code 0635) (or any comparable successor index) during the twelve month period ending on the September 30 immediately preceding the January 1 Purchase Price adjustment. AAI DS shall provide written notification of any increase in the Purchase Prices by the November 1 prior to the January 1 effective date of the increase in Purchase Prices.

     3.3 During the first year of the Initial Term ("Year 1"), Purchaser shall purchase or offer to purchase, in accordance with this Section 3.3 (collectively, "Acquire") Services from AAI DS for amounts, inclusive of Out-of-Pocket Expenses (as defined in Section 3.7) ("Service Amounts") that, in the aggregate, are equal to at least $10,000,000 (the "Year 1 Minimum"). During the second year of the Initial Term ("Year 2"), Purchaser shall Acquire Service Amounts that, in the aggregate, are equal to at least $5,000,000 (as may be adjusted, the "Year 2 Minimum"). During the third year of the Initial Term ("Year 3", and collectively with Year 1 and Year 2, the "Subject Years"), Purchaser shall Acquire Service Amounts that, in the aggregate, are equal to at least $5,000,000 (as may be adjusted, the "Year 3 Minimum", and collectively with the Year 1 Minimum and the Year 2 Minimum, the "Minimum Purchase Amounts"); provided, however, that if on or prior to April 30, 2006, there has been completion of the appropriate Phase I PK Study or Studies for the Darvocet-N XR Product and agreement or consent by the FDA to allow the initiation of the Phase III efficacy studies based on the Phase I data, the Year 2 Minimum and the Year 3 Minimum shall each be $10,000,000 (subject to adjustment as provided for in Section 3.5 and Section 3.6 (as applicable)).

(a) The Service Amounts that shall be credited towards Purchaser's satisfaction of the Minimum Purchase Amount in each of the Subject Years shall be for the actual Services in respect of which payments are accrued during the applicable Subject Year plus the Out-of-Pocket Expenses that are invoiced to Purchaser by AAI DS during the applicable Subject Year plus any Out-of-Pocket Expenses that are invoiced on or prior to 45 days after the end of the applicable Subject Year but which relate to the applicable Subject Year. The Parties acknowledge and agree that, notwithstanding anything herein or in any

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     Service Contract to the contrary, AAI DS shall be entitled to invoice, and
     Purchaser shall pay, all Service Amounts that are credited towards Purchaser's satisfaction of the Minimum Purchase Amount for an applicable Subject Year.

(b) Each of Purchaser and AAI DS acknowledges and agrees that (i) Services which Purchaser has engaged AAI DS to provide with regard to XP12B on and after the Effective Date shall be credited towards Purchaser's satisfaction of the Minimum Purchase Amount for the applicable Subject Year and (ii) any Services performed by AAI DS with regard to the Odyssey Product engaged by Purchaser or a third party shall be credited towards Purchaser's satisfaction of the Minimum Purchase Amount for the applicable Subject Year. For the avoidance of doubt, any out-of-pocket expenses invoiced to a third-party by AAI DS related to Services performed for such third-party shall only be credited against Purchaser's satisfaction of the applicable Minimum Purchase Amount if such out-of-pocket expenses paid by such third-party are Out-of-Pocket Expenses, as defined in Section 3.7 below (i.e., if Purchaser pays a 20% margin on such Out-of-Pocket Expenses).

(c) If Purchaser offers to engage AAI DS to provide Services for which AAI DS has the expertise and resources to perform, as determined in AAI DS's reasonable discretion (solely for purposes of this clause (c)), and AAI DS does not choose to perform the Services, an amount equal to the replacement cost for the same Services incurred by Purchaser shall be credited towards Purchaser's satisfaction of the Minimum Purchase Amount for the applicable Subject Year in which such amounts are incurred by Purchaser.

(d) For the avoidance of doubt, Reimbursable Expenses under the Odyssey Co-Development Agreement shall not be credited towards Purchaser's satisfaction of any Minimum Purchase Amount, other than Services as contemplated in Section 3.3(b) above and out-of-pocket expenses related to such Services invoiced by AAI DS that are Out-of-Pocket Expenses (as defined in Section 3.7 below). Notwithstanding anything to the contrary herein, Purchaser shall not be permitted to credit any amount against any Minimum Purchase Amount if (i) AAI DS is determined not to have the expertise or resources to perform the Service in accordance with the provisions of Article 2 of this Agreement or is otherwise unable to perform the Services, or (ii) except as provided in clause (c) of this Section 3.3, Purchaser employs or otherwise contracts for a third party to perform the Services.

     3.4 In the event that Purchaser does not Acquire in a Subject Year Service Amounts that, in the aggregate, equal at least the then applicable Minimum Purchase Amount, Purchaser shall pay to AAI DS, within sixty (60) calendar days after the end of such Subject Year, the difference between (i) the applicable Minimum Purchase Amount for such Subject Year and (ii) the amount of the aggregate Service Amounts that Purchaser has accrued (in respect of Services) and paid (in respect of Out-of-Pocket Expenses) in respect of such Subject Year.

     3.5 In the event that Purchaser has Acquired in Year 1 Service Amounts that, in the aggregate, equal more than the Year 1 Minimum, then the amount of such excess, but not to

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exceed twenty percent (20%) of the Year 1 Minimum (i.e., $2 million), shall be credited towards Purchaser's satisfaction of the Year 2 Minimum.

     3.6 In the event that Purchaser has Acquired in Year 2 Service Amounts that, in the aggregate, equal more than the Year 2 Minimum, then the amount of such excess, but not to exceed twenty percent (20%) of the Year 2 Minimum (i.e., $1 million or $2 million, as applicable), shall be credited towards Purchaser's satisfaction of the Year 3 Minimum.

     3.7 In addition, Purchaser will reimburse AAI DS for reasonable and customary documented out-of-pocket expenses for raw materials which shall be invoiced by AAI DS to Purchaser at cost plus a 20 percent (20%) handling fee (the "Raw Material Expenses"). Other out-of-pocket expenses, such as travel and pass through expenses (e.g., investigator fees), will be expensed at cost on a "pass through basis" plus a twenty percent (20%) handling fee ("Other Expenses", and collectively, with the Raw Material Expenses, the "Out-of-Pocket Expenses"). AAI DS shall obtain prior written consent for any individual Other Expense in excess of $10,000. Purchaser agrees to pay in advance any substantial pass through expenses.

     3.8 Unless otherwise set forth in the applicable Service Contract, AAI DS shall invoice Purchaser on a calendar month basis for Services rendered and expenses incurred during the previous calendar month. Invoices are due and payable within thirty (30) days of date of invoice. All payments to AAI DS shall be made in U.S. dollars. Invoice balances not remitted within thirty (30) days of receipt of invoice shall be subject to a one and one-half percent (1.5%) per month interest charge. Should any part of the invoice be in dispute, Purchaser shall pay the remainder of the undisputed amount according to the terms and conditions described herein while said dispute is being resolved.

     3.9 The fees payable under this Agreement shall not, and shall not be construed to, include local, state, federal or foreign sales and use taxes, if any, and any such taxes shall be assumed and paid by Purchaser.

     3.10 AAI DS shall not subcontract any of the Services as set forth in a Service Contract, other than to an Affiliate of AAI DS, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

     3.11 Any amounts payable to Purchaser hereunder, including, without limitation, claims for indemnification, shall be administrative expense priority claims in the Bankruptcy Cases pursuant to sections 503 and 507(a)(l) of the Bankruptcy Code.

     3.12 The obligations of AAI DS under this Agreement or the Service Contracts shall not be discharged by entry of an order confirming a plan of reorganization in the Bankruptcy Cases and, pursuant to section 1141 (d)(4) of the Bankruptcy Code, AAI DS has waived such discharge.


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                                   ARTICLE IV

                              INTELLECTUAL PROPERTY

     4.1 AAI DS hereby assigns to Purchaser all right, title and interest in Intellectual Property discovered by AAI DS in the course of providing Services which are directly and solely related to the Services (collectively, the "Project IP"); provided, that, notwithstanding the foregoing, to the extent such Project IP relates to, or is an improvement upon, Licensed Assets or Licensed Intellectual Property (such Project IP, collectively, "Licensed Project IP"), in lieu of the assignment provided above, AAI DS hereby grants to Purchaser a non-exclusive, perpetual, transferable, royalty-free license (with a right of sublicense without consent) in the Territory to all of AAI DS's right, title and interest in such Licensed Project IP. For purposes of clarity, and notwithstanding anything in this Agreement or any Service Contract to the contrary, AAI DS will continue to own any Intellectual Property included in the Project IP that was owned or independently developed by AAI DS prior to providing any Services or developed independent of such Services (the "AAI DS Proprietary Technology") and has the right to use such Intellectual Property in AAI DS's sole discretion. In the event that Purchaser chooses to further develop and/or commercialize a technology comprising, in whole or in part, AAI DS Proprietary Technology, and the AAI DS Proprietary Technology is not already licensed to Purchaser under the APA, Purchaser must first obtain a license for such development and/or commercialization from AAI DS, to be memorialized by a separate writing negotiated in good faith by AAI DS and Purchaser.

     4.2 AAI DS will, at the expense and the written request of Purchaser, do all reasonable acts and execute all documents as Purchaser may reasonably request to transfer to and vest in Purchaser the ownership and registration of all Intellectual Property rights that may exist in such owned Project IP and to provide such license rights in the Licensed Project IP.

Purchaser acknowledges that AAI DS is in the business of providing Services for a variety of organizations other than Purchaser. Accordingly, except to the extent otherwise set forth in the APA, nothing in this Agreement shall preclude or limit AAI DS from providing Services or developing materials for itself or other clients, or from utilizing the general knowledge gained during the course of its performance hereunder, the AAI DS Proprietary Technology or the Licensed Project IP to perform similar Services for other clients, provided that such provision of Services or development of materials does not constitute a breach of confidentiality under Article V herein or any provisions of the APA.

The forgoing terms and provisions of this Article IV are in addition to the relevant terms and provisions of the APA; provided that, to the extent any of the terms and provisions set forth in this Article IV are inconsistent with the terms of the APA, the terms of the APA shall govern.

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                                    ARTICLE V

                                 CONFIDENTIALITY

     5.1 Section 8.9(d) of the APA is incorporated herein by reference and shall be binding on the Parties, and as incorporated herein, shall continue until the fifth (5th) anniversary of the expiration or earlier termination of this Agreement.

     5.2 Neither Party (nor any of their respective Affiliates) shall issue any press release or make any public announcement with respect to this Agreement and the transactions contemplated hereby without obtaining the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed), except as may be required by Applicable Law upon the advice of counsel and only if the disclosing Party provides the non-disclosing Party with a reasonable opportunity to first review the release or other public announcement.

                                   ARTICLE VI

                          REPRESENTATION AND WARRANTIES

     6.1 Representations and Warranties of AAI DS. AAI DS hereby represents and warrants as follows:

     (a) AAI DS shall comply in all material respects with all Applicable Laws in the performance of the Services.

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within AAI DS's powers and have been duly authorized by all necessary action on the part of AAI DS. This Agreement has been duly executed and delivered by AAI DS and, assuming the due execution and delivery hereof by Purchaser and approval by the Bankruptcy Court, constitutes legal, valid and binding obligations of AAI DS, enforceable against AAI DS in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect the enforcement of creditors' rights generally.

     (c) The execution, delivery and performance by AAI DS of this Agreement does not and will not (i) contravene or conflict with the organizational documents of aaiPharma Inc., (ii) contravene or conflict with or constitute a violation of any Applicable Laws, or (iii) materially breach or constitute a material default under the provisions of any material contract, agreement or instrument to which it is a party or by which it is bound.

     (d) AAI DS is not debarred and has not and shall not knowingly and intentionally use in any capacity the services of any Third Person debarred under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992.

     (e) All Services performed by AAI DS pursuant to this Agreement will meet generally accepted industry standards of quality.

     (f) AAI DS shall not seek to reject or modify this Agreement or any Service Contract in the Bankruptcy Cases including, without limitation, pursuant to any plan of reorganization or liquidation filed in the Bankruptcy Cases and AAI DS shall not seek to modify this Agreement or any Service Contract in any subsequent chapter 11 cases commenced under the Bankruptcy Code.

     EXCEPT AS SET FORTH IN THIS SECTION 6.1, AAI DS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, INFRINGEMENT, TITLE OR FITNESS FOR A PARTICULAR PURPOSE.

     6.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as follows:

     (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Purchaser's powers and have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution and delivery hereof by AAI DS and approval by the Bankruptcy Court, constitutes legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect the enforcement of creditors' rights generally.

     (b) The execution, delivery and performance by Purchaser of this Agreement does not and will not (i) contravene or conflict with the organizational documents of Purchaser, (ii) contravene or conflict with or constitute a violation of any Applicable Laws, or (iii) materially breach or constitute a material default under the provisions of any material contract, agreement or instrument to which it is a party or by which it is bound.

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 By Purchaser. Purchaser hereby indemnifies AAI DS and its directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns (collectively, the "AAI DS Indemnified Parties") against and agrees to hold each of them harmless from any and all losses, liabilities, obligations, damages, costs and expenses ("Losses") incurred by any AAI DS Indemnified Party to the extent based upon, attributable to or resulting from: (a) any misrepresentation or breach of warranty made by Purchaser in this Agreement, (b) any breach of any covenant or agreement made or to be performed by Purchaser pursuant to this Agreement and/or applicable Service Contracts, or (c) any Services provided to the Purchaser pursuant to this Agreement and/or applicable Service Contracts, unless such Losses arise from claims for which AAI DS would be required to provide indemnification pursuant to Section 7.2.

     7.2 By AAI DS. AAI DS hereby indemnifies Purchaser and its directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns (collectively, the "Purchaser Indemnified Parties") against and agrees to hold each of them harmless from any and all Losses incurred by any Purchaser Indemnified Party to the extent based upon, attributable to or resulting from: (a) any misrepresentation or breach of warranty made by AAI DS in this Agreement and (b) any breach of any covenant or agreement made or to be performed by AAI DS pursuant to this Agreement and/or applicable Service Contracts; provided, however, that in no event shall AAI DS have indemnification obligations in excess of two times the aggregate fees received by AAI DS under the applicable Service Contracts.

     7.3 Indemnification Procedures

     (a) In the event that any Legal Proceeding shall be instituted or that any claim or demand shall be asserted by any Person in respect of which payment may be sought under Section 7.1 or Section 7.2 hereof (regardless of the limitations set forth in Section 7.2) ("Indemnification Claim"), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Indemnification Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder; provided that the indemnifying party shall have acknowledged in writing to the indemnified party its unqualified obligation to indemnify the indemnified party as provided hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, it shall within twenty (20) Business Days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnified party defends any Indemnification Claim, then the indemnifying party shall reimburse the indemnified party for any and all Expenses of defending such Indemnification Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 7.3 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party's willingness to accept the settlement offer and, subject to the applicable limitations of Section 7.2, pay the amount called for by such offer, and the indemnified party declines to accept such offer, the indemnified party may continue to contest such Indemnification Claim, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such Indemnification Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the indemnified party declined to accept plus the Losses of the indemnified party relating to such Indemnification Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the indemnified party with respect to such Indemnification Claim. If the indemnifying party makes any payment on any Indemnification Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Indemnification Claim.

     (b) After any final judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within ten (10) Business Days after the date of such notice.

     (c) The failure of the indemnified party to give reasonably prompt notice of any Indemnification Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

     7.4 Disclaimer of Damages. Notwithstanding anything in this Agreement to the contrary, in no event shall either Party be liable to the other under any theory, including negligence, for any indirect, incidental, consequential, special or exemplary damages or lost profits.

     7.5 Exclusive Remedy. The right to indemnification and other rights under this Article 7 shall constitute Purchaser's (and its Affiliates) and AAI DS's (and its Affiliates) sole and exclusive remedies with respect to any and all claims arising under or relating to this Agreement and/or any applicable Service Contract. In furtherance of the foregoing, each of Purchaser and AAI DS hereby waives, and shall cause any Affiliates to waive, to the fullest extent permitted by Applicable Law, any and all rights, claims and causes of action that they may have against any other Party or its Affiliates in connection with such transactions, except those arising under Article 7.

                                  ARTICLE VIII

                              TERM AND TERMINATION

     8.1 Unless earlier terminated in accordance with this Article 8, this Agreement shall take effect and commence on the Effective Date and continue in effect for seven (7) years ("Initial Term"). In addition, after the expiration of the Initial Term, the Agreement will automatically renew for consecutive two
(2) year terms ("Renewal Period") until either of the Parties terminates this Agreement by providing the other Party with at least sixty (60) days' written notice prior to the end of the Initial Term or applicable Renewal Period. The Initial Term, together with any Renewal Period(s), is referred to herein as the "Term".

     8.2 Notwithstanding Section 8.1 herein, this Agreement may be terminated as follows:

(a) immediately upon the delivery of written notice by one Party, if the other Party materially breaches any of the provisions of this Agreement and such breach is not cured within sixty (60) calendar days after the giving of written notice thereof (or if cure has been commenced during such period, if it is not diligently pursued to completion);

(b) immediately upon delivery of written notice by one Party, if the other Party has been unable to perform its obligations hereunder for one hundred twenty (120) calendar days by reason of force majeure (as defined in Section 10.11); or

(c) immediately if (i) the Bankruptcy Court enters an order in the Bankruptcy Cases appointing a trustee, examiner with expanded powers or responsible officer in the Bankruptcy Cases, (ii) any of the Bankruptcy Cases are converted to a case(s) under chapter 7 of the Bankruptcy Code or (iii) the Bankruptcy Cases are dismissed.

     8.3 Upon termination or expiration of this Agreement:

(a) AAI DS shall stop all Services, each Party shall return to the other any Confidential Information of such other Party and AAI DS shall transfer all Project IP to Purchaser as provided in Section 4.2 of this Agreement upon payment by Purchaser as set forth in Section 8.3(b) below.

(b) Purchaser shall be obligated to pay to AAI DS the cost of all Services completed and expenses incurred, as set forth in the relevant Service Contract(s) then in effect at the time of termination in accordance with the terms and conditions set forth in this Agreement. Purchaser shall be obligated to pay for all unused supplies and materials that were ordered by AAI DS in order to perform the Services and, upon such payment, Purchaser shall be permitted to take delivery of such unused supplies and materials. AAI DS shall use commercially reasonable efforts to minimize the costs associated with the cessation of Services.

     8.4 AAI DS and Purchaser agree that the following provisions shall survive the termination of this Agreement: Article IV, Article V, Article VII, Section 8.3, Section 8.4 and Article X.

                                   ARTICLE IX

                               RECORDS AND AUDITS

     9.1 AAI DS agrees to maintain records of all Services performed under this Agreement in accordance with the FDA archival guidelines. Upon reasonable prior written notice (not less than fifteen (15) Business Days), during regular business hours, and at mutually agreed upon times, Purchaser may, at its own cost and expense, review one time each calendar year AAI DS's quality control procedures and records, and review the records of AAI DS relating to the Services performed and expenses incurred to assure compliance with all provisions of this Agreement, in each case with a representative of AAI DS present. If Purchaser determines in its reasonable judgment that AAI DS's quality control procedures and records are not satisfactory or identifies significant deficiencies or problems with such records or expenses, Purchaser reserves the right to perform additional visits until remedied.

     9.2 In the event of an inspection by any governmental or regulatory agency concerning the Services performed hereunder, AAI DS shall notify Purchaser promptly upon learning of such an inspection, shall supply Purchaser with copies of any correspondence or portions or correspondence relating to Purchaser's materials and shall inform Purchaser of the general findings and outcomes of such inspections. Purchaser shall reimburse AAI DS for actual time and reasonable expenses incurred by AAI DS in connection with any inspection pursuant to this Section 9.2 to the extent the inspection is directly related to the Services performed by AAI DS on behalf of Purchaser. AAI DS shall provide Purchaser with an invoice detailing such time and expenses. AAI DS shall invoice Purchaser at its then current rates applicable at the time of such review. Purchaser shall also be invoiced for any incidental expenses AAI DS incurs resulting from such review. Payment of such invoice shall be in accordance with
Section 3.8 herein. Notwithstanding the foregoing, in the event that the inspection determines that Services were not in material compliance with any Applicable Law, Purchaser shall not be obligated to make any payments for any expenses related to such inspection.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 Successors and Assigns. Neither Party may assign this agreement without the other Party's prior written consent, which consent shall not be unreasonably withheld or delayed, except that Purchaser may assign its rights or obligations hereunder only to an Affiliate or third party that purchases substantially all of the assets of Purchaser relating to the Services Products provided that such Affiliate or third party agrees in writing to be bound by all terms and conditions of this Agreement.

     10.2 Notices. Any notice required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized overnight courier, confirmed facsimile transmission, or registered or certified mail service, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the Parties:

     Purchaser:

     Xanodyne Pharmaceuticals, Inc.
     7300 Turfway Road
     Suite 300
     Florence, KY 41042
     Facsimile: (859) 371-7692
     Attention: Thomas P. Jennings, Esq.

     AAI DS:

     President
     aaiPharma Inc.
     2320 Scientific Park Drive
     Wilmington, NC 28405
     Fax: 910-815-2387

     With a copy sent to:

     aaiPharma Inc.
     2320 Scientific Park Dr.
     Wilmington, NC 28409
     Attn: General Counsel
     Fax: (910)815-2387

All notices under this Agreement shall be deemed received (i) upon receipt when sent by hand, (ii) two (2) Business Days after deposit with a recognized overnight courier, (iii) upon confirmation of delivery when sent by facsimile and (iv) five (5) Business Days after deposit in registered or certified mail service. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

     10.3 Waiver. No delay on the part of AAI DS or Purchaser in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.

     10.4 Entire Agreement. This Agreement, the APA and the Service Contracts executed pursuant to this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, understanding and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement.

     10.5 Amendment. This Agreement may be modified or amended only by written agreement of the Parties hereto.

     10.6 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument. This Agreement may be executed on signature pages exchanged by facsimile, in which event each Party shall promptly deliver to the others such number of original executed copies as the others may reasonably request.

     10.7 Governing Law; Jurisdiction.

     (a) This Agreement shall be governed and construed in accordance with the laws of the State of New York excluding any choice of law rules which may direct the application of the law of another state.

     (b) Any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of such court in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such action or proceeding shall be heard and determined only in such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.

     10.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to the terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. Notwithstanding the foregoing, the Parties acknowledge that it is their intent that this Agreement and all of the Service Contracts constitute one agreement and that neither Party may assume certain Service Contracts and reject other Service Contracts or this Agreement in any subsequent chapter 11 case.

     10.9 No Third Party Rights. Except as otherwise expressly set forth herein, no provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.

     10.10 Exhibits. The Exhibits referenced in this Agreement are an integral part of this Agreement and are incorporated herein by reference.

     10.11 Force Majeure. If either Party is prevented from complying, either totally or in part, with any of the terms or provisions set forth herein by reason of force majeure, including, by way of example and not of limitation, fire, flood, explosion, storm, hurricane, strike, lockout or other labor dispute, riot, war, rebellion, accidents, acts of God, acts of governmental agencies or instrumentalities, failure of suppliers or any other similar or dissimilar cause, in each case to the extent beyond its control despite its commercially reasonable efforts to avoid, minimize, and resolve such cause as promptly as possible, said Party shall (a) provide written notice of same to the other Party, and (b) subject to the obligations set forth above in this Section 10.11 with respect to said Party's efforts to remove the disability, its obligations that are prevented from compliance by such force majeure are suspended, without liability, during such period of force majeure. Said notice shall be provided within five (5) business days of the occurrence of such event and shall identify the requirements of this Agreement or such of its obligations as may be affected. The Party so affected shall give to the other Party a good faith estimate of the continuing effect of the force majeure condition and the duration of the affected Party's nonperformance.

     10.12 No Other Relationship. It is expressly agreed that AAI DS, on the one hand, and Purchaser, on the other hand, shall be independent contractors and that nothing contained herein shall be deemed to create any joint venture or partnership between the Parties hereto, and, except as is expressly set forth herein, neither Party shall have any right by virtue of this Agreement to bind the other Party in any manner whatsoever.

     10.13 Non-Solicitation. Purchaser agrees that, except as otherwise permitted by Sections 8.9 and 9.1 of the APA, neither it nor its Affiliates will, commencing on the date that the Bankruptcy Court enters the Sale Order and continuing until one (1) year following the expiration or termination of this
Agreement: (i) knowingly hire a person who has been an employee of AAI DS or its Affiliates during the two (2) years prior to such hiring, or (ii) directly or indirectly solicit to employ the employees of AAI DS or its Affiliates, provided that newspaper and internet advertisements to fill job openings shall not be deemed to be "solicitation" hereunder.

     10.14 Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the APA.

                                        EXECUTION PAGE TO MASTER SERVICES
                                        AGREEMENT

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By: /s/ S.A. Stamp
                                            ------------------------------------
                                        Printed Name: S.A. STAMP
                                        Title: CHIEF FINANCIAL OFFICER


                                        AAI DEVELOPMENT SERVICES, A DIVISION OF
                                        AAIPHARMA INC.


                                        By:
                                            ------------------------------------
                                        Printed Name:
                                                      --------------------------
                                        Title:
                                               ---------------------------------

                                        EXECUTION PAGE TO MASTER SERVICES
                                        AGREEMENT

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Printed Name:
                                                      --------------------------
                                        Title:
                                               ---------------------------------


                                        AAI DEVELOPMENT SERVICES, A DIVISION OF
                                        AAIPHARMA INC.


                                        By: /s/ Ludo J. Reynders
                                            ------------------------------------
                                        Printed Name: Ludo J. Reynders
                                        Title: President/CEO

                                    Exhibit A

                                 Purchase Prices

BILLING RATES - NON-CLINICAL

TYPE OF WORK                                              HOURLY RATES
------------                                              ------------
Analytical (MD/MV)                                                               $[**]
Analytical (Rountine)                                                            $[**]
RTP Special Analytical                                                           $[**]
Biotechnology Testing                                                            $[**]
Project Management                                                               $[**]
Formulations Development                                                         $[**]
Physical Chemistry Testing                                                       $[**]
Manufacturing - Wilmington                                                       $[**]
Manufacturing - Charleston                                                       $[**]
Non-Manufacturing - Charleston                                                   $[**]
Microbiology                                                                     $[**]
Raw Material Laboratory                                                          $[**]
Kansas (BA-HPLC/SBA)                                                             $[**]
Kansas (BA-MS)                                                                   $[**]
Statistics                                                                       $[**]
Regulatory                                                                       $[**]
Validations                                                                      $[**]
CDS Pallet Storage                                                        $[**]/pallet
Stability Set-Up & Protocol Generation                         $[**]/lot/configuration
Stability Storage
(with Analytical Testing)                                $[**]/month/lot/configuration
Photostability Storage                         $[**]/month/lot/configuration, UV & Vis
(ICH, Option 2 with Analytical Testing)
Photostability Storage                    $[**]/month/lot/configuration, Full Spectrum
(ICH, Option 1 with Analytical Testing)
Shipment (Ambient Condition)                                            $[**]/shipment
Shipment (Refrigerated Condition)                                       $[**]/shipment
Lab Support for Darvocet N-100                                                   $[**]
   Raw Material Testing
   Release Testing
BIOAVAILABILITY/BIOEQUIVILENCE (BA/BE)                                        Variable
   Depends Upon:
   Number of Subjects
   Number of Beds Occupied
   Subject Confinement
   Subject Remuneration

   Blood Draw Schedule
   Number of Return Samples
   Staffing Required
   ADE Profile for the Drug, etc.

                                    Exhibit B

                                Service Contract

                                SERVICE CONTRACT

[insert name and address of Client]

Telephone: [insert #]
Fax: [insert #]
Email: [insert address]

SERVICE CONTRACT: [insert SE #]
TITLE:
ISSUED: [insert date]

OBJECTIVE/SCOPE:

[to be completed by contract generator]

SUMMATION OF SERVICES:

[to be completed by contract generator]

THE TERMS AND PROVISIONS OF THE FOLLOWING ATTACHED APPENDICES ARE INCORPORATED HEREIN BY REFERENCE AND SHALL BE BINDING ON THE PARTIES:

APPENDIX I     DESCRIPTION OF SERVICES
APPENDIX II    PAYMENT SCHEDULE AND TERMS
APPENDIX III   GENERAL TERMS AND CONDITIONS

THE SERVICES DESCRIBED IN THIS SERVICE CONTRACT, INCLUDING THE APPENDICES HERETO, SHALL BE REFERRED TO HEREIN AS THE "SERVICES."

THE PHARMACEUTICAL PRODUCT COVERED BY SERVICES UNDER THIS SERVICE CONTRACT SHALL BE REFERRED TO HEREIN AS THE "PRODUCT."

THIS SERVICE CONTRACT SHALL BECOME BINDING ON THE PARTIES IF SIGNED BY AN AUTHORIZED REPRESENTATIVE OF PURCHASER AND RETURNED TO AAI WITHIN 30 DAYS OF THE DATE HEREOF.

THIS SERVICE CONTRACT IS BEING ENTERED INTO PURSUANT TO THAT CERTAIN MASTER SERVICES AGREEMENT BETWEEN THE PARTIES DATED ________, 2005 (THE "MASTER SERVICES AGREEMENT"), AND THE SERVICES PERFORMED HEREUNDER SHALL BE GOVERNED BY THE TERMS OF THIS SERVICE CONTRACT AND THE MASTER SERVICES AGREEMENT. IN THE EVENT OF CONFLICT BETWEEN THE TERMS OF THIS SERVICE CONTRACT AND THE MASTER SERVICES AGREEMENT, THE TERMS OF THE MASTER SERVICES AGREEMENT SHALL GOVERN.

AAIPHARMA, INC. FOR ITS DIVISION,
AAI DEVELOPMENT SERVICES                XANODYNE PHARMACEUTICALS, INC.


-------------------------------------   ----------------------------------------
Reviewed and Approved by:               Printed Name of Authorized
XXXX                                    Representative
Manager


-------------------------------------   ----------------------------------------
Date                                    Signature


-------------------------------------   ----------------------------------------
Reviewed and Approved by:               Date
Michael W. George
Executive Vice President

                                        ----------------------------------------
                                        Purchase Order Number

PLEASE RETURN SIGNED DOCUMENT:


XXXX
Project Manager, Product Development
Group

AAI DEVELOPMENT SERVICES
2320 SCIENTIFIC DRIVE
WILMINGTON, N.C. 28405
Telephone: XXX.XXX.XXXX
Facsimile: XXX.XXX.XXXX
E-mail: XXXX.XXX@aaidevelopment.com

                                   APPENDIX I
                             DESCRIPTION OF SERVICES

[to be completed by contract generator]

                                   APPENDIX II
                           PAYMENT SCHEDULE AND TERMS

The estimated cost for the Services outlined in this Service Contract is $XXX,XXX plus materials and storage as follows:

DESCRIPTION OF SERVICES   ESTIMATED COST
-----------------------   --------------
                          $
                          $
                          $
TOTAL                     $XXX,XXX

In addition, Purchaser will be charged for all out-of-pocket costs and/or expenses associated with the Services outlined herein in accordance with the Master Services Agreement.

PAYMENT SCHEDULE

PAYMENT              PAYMENT DESCRIPTION               AMOUNT
-------   ------------------------------------------   --------
  1       Pre-payment due upon signature of contract   $ XX,XXX
  2       [LIST OTHER MILESTONES]                      $ XX,XXX
  3                                                    $ XX,XXX
             TOTAL                                     $XXX,XXX

                                  APPENDIX III
                          GENERAL TERMS AND CONDITIONS

A. REQUIREMENTS. Purchaser will supply AAI DS with this Service Contract, or a copy of it, signed by the appropriate authorized Purchaser representative. Purchaser will also supply AAI DS with a purchase order number and prepayment in the amount of $[XXX,XXX].

B. TERMINATION. Unless earlier terminated pursuant hereto, this Service Contract shall continue in full force and effect until the Services to be provided hereunder have been completed. This Service Contract may be terminated immediately by one party, if the other party materially breaches any of the provisions of this Service Contract and such breach is not cured within sixty
(60) calendar days after the giving of written notice thereof (or if cure has been commenced during such period, if it is not diligently pursued to completion). In the event of such termination, Purchaser will be obligated to pay the cost of all Services completed and expenses incurred through the date of such termination in accordance with the terms hereof and for all unused supplies and materials that were ordered by AAI DS in order to perform the Services, plus reasonable project shutdown costs.

C. SAFETY INFORMATION. Purchaser warrants that it will provide AAI DS with all necessary safety information concerning chemical entities it supplies to AAI DS, to ensure the safe handling, storage, usage, shipment and disposal of such chemical entities. Purchaser is responsible for labeling and all other information relevant to the Product.

D. SAMPLES. Unless otherwise designated by Purchaser in writing, any and all materials received and associated with this Service Contract will be treated as laboratory testing samples only, not for use in humans. After the final stability time point, by completion or cancellation of the stability study, AAI DS will retain any sample overage in the controlled stability storage environment for a period of two months. After that time the samples will automatically be returned to Purchaser or destroyed by appropriate means in Wilmington, NC. Please initial and date one selection:

          Purchaser would like for AAI DS to ___ return ___ destroy the remaining samples.

If the disposition of the samples is not indicated, the samples will be returned to Purchaser at the end of the two month retain period. All shipping charges will be Purchaser's responsibility. [ONLY APPLICABLE IF STABILITY STUDIES ARE INCLUDED IN SERVICES]

                  FIRST AMENDMENT TO MASTER SERVICES AGREEMENT

     This First Amendment to Master Services Agreement (this "Amendment") is made by and between AAI Development Services, a division of aaiPharma Inc. ("AAI DS"), and Xanodyne Pharmaceuticals, Inc. ("Purchaser"), and is effective as of the ___ day of August, 2005 (the "Amendment Effective Date").

     WHEREAS, AAI DS and Purchaser have entered into that certain Master Services Agreement dated July 25, 2005 (the "Agreement").

     WHEREAS, AAI DS and Purchaser now desire to amend the Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AAI DS and Purchaser hereby amend and modify the Agreement and otherwise agree as follows:

     1. The following sentence shall be added to the end of Section 1.2 of the
Agreement: "Notwithstanding anything in this Agreement or a Service Contract to the contrary, to the extent the Services to be performed pursuant to a Service Contract are Additional Services and Purchaser wishes to perform such Additional Services on its own behalf by Purchaser's employees, then Purchaser may terminate the applicable Service Contract only with respect to such Additional Services upon no less than sixty (60) days written notice to AAI DS."

     2. Continuing Effect. Except as otherwise expressly modified and/or amended herein, the terms and conditions of the Agreement remain in full force and effect.

     3. Headings; Capitalized Terms. The captions and headings used in this Amendment are for the convenience of the parties and shall not be utilized to interpret, construe or define the provisions of the Agreement or this Amendment. Any capitalized terms used herein and not defined shall have the definitions assigned to them in the Agreement.

     4. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same document. This Amendment may be executed by facsimile. The parties agree that facsimile copies of signatures have the same effect as original signatures.

     DATED as of the Amendment Effective Date, and executed by:

AAI Development Services,               Xanodyne Pharmaceuticals, Inc.
a division of aaiPharma Inc.


By: /s/ Ludo Reynders                   By: /s/ William A. Nuerge
    ---------------------------------       ------------------------------------
Name: Ludo Reynders                     Name: William A. Nuerge
Title: President and CEO                Title: CEO

                                    EXHIBIT A

                          SERVICES AGREEMENT AMENDMENT

                     AMENDMENT TO MASTER SERVICES AGREEMENT

     This Amendment to the Master Services Agreement ("Amendment") is made by and between AAIPharma Inc. ("AAI") and Xanodyne Pharmaceuticals, Inc., a Delaware corporation ("Xanodyne"), and is effective as of the 25th day of May, 2006 (the "Effective Date").

     WHEREAS, Xanodyne and AAI Development Services, a then division of AAI, entered into the Master Services Agreement, dated July 25, 2005 (the "Agreement");

     WHEREAS, the AAI Development Services division of AAI has been dissolved, leaving AAI as the successor in interest of AAI Development Services under the Agreement; and

     WHEREAS, Xanodyne and AAI desire to amend the Agreement upon the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, Xanodyne and AAI hereby agree as follows:

     1. Capitalized terms used, but not otherwise defined herein, shall have the meaning given to them in the Agreement. All references in the Agreement to "AAI Development Services" are hereby replaced with references to "AAIPharma Inc." and references to "AAI DS" are hereby replaced with references to "AAI."

     2. The first sentence of Section 3.3 of the Agreement is amended and restated in its entirety to read as follows: During the first year of the Initial Term ("Year 1"), Purchaser shall purchase or offer to purchase, in accordance with this Section 3.3 (collectively, "Acquire") Services from AAI for amounts, inclusive of Out-of-Pocket Expenses (as defined in Section 3.7) ("Service Amounts") that, in the aggregate, are equal to at least $9,500,000 (the "Year 1 Minimum").

     3. The words "$2 million" in Section 3.5 shall be deleted and replaced with "$1.9 million".

     4. This Amendment contains the entire agreement of the Parties with respect to the subject matter covered in this Amendment.

     5. Except as otherwise expressly modified or amended herein, the terms and conditions of the Agreement remain in full force and effect.

     6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same document. In addition, this document may be executed by facsimile, and the parties agree that facsimile copies of signatures shall have the same effect as original signatures.

     7. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

                      [Signature Page Immediately Follows]

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the Effective Date.

XANODYNE PHARMACEUTICALS, INC.          AAIPHARMA INC.


By: /s/ William A. Nuerge               By: /s/ Vito Mangiardi
    ---------------------------------       ------------------------------------
Name: William A. Nuerge                 Name: Vito Mangiardi
Title: CEO                              Title: President, North American
                                               Operations

Dated: 5/18/06                          Dated: 5/25/06


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